SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 1, 2010

Date of Report (Date of Earliest Event Reported)
Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)
(706) 649-2267

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On March 1, 2010, Total System Services, Inc., a Georgia corporation, and First National Bank of Omaha, a national banking association, entered into an Investment Agreement pursuant to which TSYS will purchase a majority interest in First National Bank of Omaha’s merchant acquiring business. In connection with the investment by TSYS, it is anticipated that First National Bank of Omaha will contribute its merchant acquiring business through a series of structuring transactions to a wholly owned subsidiary of FNMS Holding, LLC named First National Merchant Solutions, LLC. FNMS Holding, LLC is a newly formed Delaware limited liability company that is initially a wholly owned subsidiary of First National Bank of Omaha. Following the consummation of the structuring transactions, the Investment Agreement contemplates that TSYS will purchase a 51% interest in FNMS Holding from First National Bank of Omaha for $150.45 million and First National Bank of Omaha and its affiliates will retain a 49% interest in FNMS Holding. The purchase price is subject to certain adjustments for cash expenditure purposes and the termination or modification of certain specified major customer contracts prior to the first anniversary of the closing. The TSYS investment may be made by TSYS directly or assigned to a wholly owned subsidiary thereof.
     FNMS Holding will be governed by an Amended and Restated LLC Agreement that is expected to be entered into at the closing of the TSYS investment. The LLC Agreement contemplates that FNMS Holding will be governed by a Board of Directors with the majority of the Board of Directors appointed by TSYS and with the remainder of the Board of Directors appointed by First National Bank of Omaha. The affirmative approval of a majority of the members of the Board of Directors will be required for the Board of Directors to take action; however, the consent of at least one director appointed by First National Bank of Omaha will be required for certain customary major decisions. The approval rights of First National Bank of Omaha with respect to these major decisions may be reduced under certain circumstances, including specified major corporate events with respect to First National Bank of Omaha, the transfer by First National Bank of Omaha of a specified percentage of its Units in FNMS Holding or an increase in the ownership percentage of TSYS in FNMS Holding in excess of a designated threshold.
     Under the terms of the LLC Agreement, TSYS and First National Bank of Omaha agree that, subject to certain exceptions, they will not directly or indirectly acquire an interest in a U.S.-based merchant portfolio or U.S.-based merchant acquiring and processing business in which either TSYS or First National Bank of Omaha would obtain a financial interest in merchant customer contracts other than through FNMS Holding.
     The LLC Agreement also contemplates that under certain circumstances (i) TSYS shall have the right to call the entire interest of First National Bank of Omaha in FNMS Holding and (ii) First National Bank of Omaha shall have the right to put its entire interest in FNMS Holding to TSYS, including (a) as of the fifth, sixth and seventh anniversaries of the closing of the investment by TSYS, (b) upon the dilution of First National Bank of Omaha’s equity ownership in FNMS Holding below a designated threshold and (c) in connection with certain acquisitions by TSYS or FNMS Holding in excess of designated value thresholds.
     FNMS Holding and First National Bank of Omaha will also enter into certain agreements to support the transition of the merchant acquiring business to FNMS Holding and other related matters.

     The transaction is currently expected to close April 1, 2010. TSYS issued a press release regarding the transaction on March 1, 2010, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	TSYS press release dated March 1, 2010
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.
Dated: March 1, 2010	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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